Exhibit 4.10

Dated [ July 13 ],2021 BaJiaYun Limited and BaiJia Cloud Limited and Beijing Baijiashilian Technology Co., Ltd. and Gangjiang Li and Jia Jia Ltd. and Duo Duo International Limited and Nuan Nuan Ltd. and (L.P.) New Oriental Xingzhi Education and Cultural Industry Fund (Zhangjiagang)Partnership SUPPLEMENTALAGREEMENT to the Share Purchase Agreement

defined below)and wholly owned by the Company (the“ ꆱ); ‘HK Company' under the Laws of the PRC(the“ ꆱ); ‘Baijiashilian' ꆯ); “Founder’ wholly owned by Gangjiang Li(the“ ꆱ); Founder Holding Company' (together with "Duo Duo International Limited", collectively the“ 'Senior Management Virgin Islands; THIS SUPPLEMENTAL AGREEMENT(the“supplemental agreement”)is made in Beijing of the People's Republic of China(“PRC”or“China”)dated on July 13 , 2021 AMONG: Holding Companies”); (1) BaiJiaYunLimited, a company incorporated under the laws of Cayman Islands (the “Company' ꆱ); (2) BaiJia Cloud Limited, a company incorporated under the Laws of Hong Kong(as (3) Beijing Baijiashilian Technology Co., Ltd., a limited liability company incorporated (4) Gangjiang Li,a citizen of the PRC with the ID number 430124197506130012(the (5) Jia Jia Ltd., a company incorporated under the laws of the British Virgin Islands and (6) Duo Duo International Limited, a company incorporated under the laws of the British (7) Nuan Nuan Ltd.,a company incorporated under the laws of the British Virgin Islands New Oriental Xingzhi Education and Cultur al Industry Fund(Zhangjiagang) Partnership(L.P.), a limited partnership incorpora ted under the laws of the PRC (the “New Oriental' ’orthe“ ‘SeriesCInvestor’ ꆱ). Above each a “Party” 'and collectively the‘ ‘Pa rt i es”. (8) dated July 13 ,2021( “SPA”). WHEREAS: A. The Parties entered in to the Share Purchase Agreement in respect of B aiJiaYunLimited , The Parties have agreed t o cancel the Series C warrant schedule in the SPA. B. The Serie s C Investor shall obtain its ODI Approvals on or before Closing Longstop Date. IT IS HEREBYAGREED as follows: EFFECTIVE DATE The amendments to the SPA made pursuant to this Supplemental Agreement shall be INTERPRETATION In this Supplemental Agreement, words and expressions defined in and rules of interpretation set out in the SPA shall have the same meaning and effect when used in this Supplemental Agreement except where the context requires otherwise. effected from the date of this Supplemental Agreement.